Exhibit 32.1

CERTIFICATION PURSUANT
TO RULE 13a-14(b) OR RULE 15d-14(b)
AND SECTION 1350 OF TITLE 18
OF THE UNITED STATES CODE (18 U.S.C. 1350)

In connection with the Quarterly Report of Independence Tax Credit Plus L.P. IV on Form 10-Q for the period ended September 30, 2010 as filed with the Securities and Exchange Commission (“SEC”) on the date hereof (the “Report”), I, Robert A. Pace and I, Andrew J. Weil, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the registrant.

A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by the registrant and furnished to the SEC or its staff upon request.

By:	/s/ Robert A. Pace	By:	/s/ Andrew J. Weil
	Robert A. Pace		Andrew J. Weil
	Chief Financial Officer		Chief Executive Officer
	November 12, 2010		November 12, 2010